                                                                     EXHIBIT 1.2

                                PRICING AGREEMENT


Goldman, Sachs & Co.,
Donaldson, Lufkin & Jenrette Securities Corporation,
Chase Securities Inc.,
First Union Securities, Inc.,
   As Representatives of the several
      Underwriters named in Schedule I hereto, c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

                                                                   March 3, 2000

Ladies and Gentlemen:

       The MONY Group Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 3, 2000 (the "Underwriting Agreement"), of the Company to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

       An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

       Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in


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Schedule I hereto. In addition, MONY hereby agrees that Section 8 of the
Underwriting Agreement will apply to it and that it will be bound thereby as if it were a party to the Underwriting Agreement.

       If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                 Very truly yours,

                                 The MONY Group Inc.

                                 By:   /s/ Richard Daddario
                                       ....................................
                                       Name: Richard Daddario
                                       Title: Executive Vice President and
                                              Chief Financial Officer



                                 MONY Life Insurance Company

                                 By:   /s/ Richard Daddario
                                       ....................................
                                       Name: Richard Daddario
                                       Title: Executive Vice President and
                                              Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.
Donaldson, Lufkin & Jenrette Securities Corporation
Chase Securities Inc.
First Union Securities, Inc.


By: /s/ Goldman, Sachs & Co.
   ................................
     (Goldman, Sachs & Co.)



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                                   SCHEDULE I

                                                                                                PRINCIPAL
                                                                                                AMOUNT OF
                                                                                               DESIGNATED
                                                                                               SECURITIES
                                                                                                  TO BE
                                                UNDERWRITER                                     PURCHASED
                                                -----------                                     ---------
Goldman, Sachs & Co......................................................................      $165,000,000
Donaldson, Lufkin & Jenrette Securities Corporation......................................       105,000,000
Chase Securities Inc.....................................................................        15,000,000
First Union Securities, Inc..............................................................        15,000,000

                                                                                               ------------
              Total......................................................................      $300,000,000
                                                                                               ============

                                   SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

       8.35% Senior Notes due March 15, 2010

AGGREGATE PRINCIPAL AMOUNT:

       $300,000,000

PRICE TO PUBLIC:

       99.789% of the principal amount of the Designated Securities, plus accrued interest, if any.

PURCHASE PRICE BY UNDERWRITERS:

       99.139% of the principal amount of the Designated Securities, plus accrued interest, if any.

FORM OF DESIGNATED SECURITIES:

       Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

       Federal (same day) funds

TIME OF DELIVERY:

       10:00 a.m. (New York City time), March 8, 2000

INDENTURE:

       Amended and Restated Indenture dated as of February 15, 2000, between the Company and The Chase Manhattan Bank, as Trustee (the "Amended and Restated Indenture"), as supplemented by the First Supplemental Indenture dated March 8, 2000 (the "First Supplemental Indenture" and together with the Amended and Restated Indenture, the "Indenture") between the Company and the Trustee.

MATURITY:

       March 15, 2010

INTEREST RATE:

       8.35%

INTEREST PAYMENT DATES:

       March 15 and September 15, commencing September 15, 2000



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REDEMPTION PROVISIONS:

       The Designated Securities may be redeemed in whole or in part at the option of the Company, at any time at a redemption price equal to the greater of: 100% of the principal amount of the Designated Secuities; or the sum of the present values of the remaining scheduled payments for principal and interest on the Designated Securities, not including any portion of the payments of interest accrued as of the date of redemption, discounted to the redemption date on a semiannual basis at the treasury rate, plus 25 basis points. Terms not defined in this section have the meanings assigned to them in the First Supplemental Indenture.

SINKING FUND PROVISIONS:

       No sinking fund provisions.

DEFEASANCE PROVISIONS:

       The defeasance and covenant defeasance provisions of the Indenture will apply to the Designated Securities.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

       Sullivan & Cromwell
       125 Broad Street
       New York, New York 10004

NAMES AND ADDRESSES OF REPRESENTATIVES:

       Designated Representatives:

       Goldman, Sachs & Co.
       Donaldson, Lufkin & Jenrette Securities Corporation
       Chase Securities Inc.
       First Union Securities, Inc.


       Address for Notices, etc:

       c/o Goldman, Sachs & Co.
       85 Broad Street
       New York, New York 10004